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                                                                  EXHIBIT 10.7.4

                                 August 30, 2001

Crown Media Holdings, Inc.
6430 S. Fiddlers Green Circle
Suite 500
Greenwood Village, CO 80111
Attention:  Charles Stanford, General Counsel

        Re:    Side Letter to Stock Purchase Agreement

Dear Gentlemen:

        This Side Letter (this "Side Letter") sets forth the understanding and agreement between Crown Media Holdings, Inc. (the "Company") and DIRECTV, Inc. ("DIRECTV") with respect to the following:

        6. DIRECTV and the Company shall negotiate in good faith an agreement for the pay-per-view distribution of up to ten (10) motion pictures or mini-series per year.

        7. When required by law or regulation to add a Public Interest Obligation ("PIO") service, consistent with the applicable regulations of the Federal Communications Commission ("FCC"), DIRECTV shall, given the Company's commitments to the National Interfaith Coalition ("NIC"), consider in good faith the distribution of NIC's PIO service tentatively called "The Faith and Values Network" on substantially similar terms pursuant to which DIRECTV distributes other similar PIO services, provided that: (x) DIRECTV shall use reasonable efforts to [*]; (y) DIRECTV shall have no obligation whatsoever under this
Section 2 if any action contemplated under said Section conflicts with any applicable law, including, without limitation, any rules or regulations of the FCC; and (z) NIC's proposed PIO service and the programming contained therein qualify under FCC's PIO rules and regulations for PIO carriage by DIRECTV. DIRECTV anticipates that it will add additional PIO service(s) in December 2002. For purposes of this provision, "reasonable" shall include [*].

[*] Portion omitted and filed separately with the Securities and Exchange
    Commission pursuant to a request for confidential treatment.



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        8. If the "Hallmark Channel" contains and maintains over 85% Spanish secondary audio for program (as opposed to promotional and advertising) content, DIRECTV. shall carry the Hallmark Channel on DIRECTV's "PARA TODOS" platform in the "Option Especial" package (or successor package) for license fees (per PARA TODOS subscriber) that equal the amount of the License Fees payable under
Section 2(b) of the Affiliation Agreement for DBS Satellite Exhibition of Cable Network Programming dated as of March 6, 2000 between DIRECTV and the Company for the carriage of the Odyssey Channel (the "Odyssey Affiliation Agreement") (i.e., the rates for the first, second, third, etc. year (if applicable) of carriage of the Hallmark Channel on the PARA TODOS platform shall be the same as the first, second, third, etc. year rates under the Odyssey Affiliation Agreement). All other terms shall be substantially similar to the terms set forth in the Odyssey Affiliation Agreement, provided that the parties shall mutually agree on the term of said agreement.

        9. The parties shall negotiate in good faith an agreement regarding DIRECTV's carriage of the Company's interactive application known as "V-Cards", subject to the technical feasibility of the interactive application and the parties' negotiation of acceptable business terms reflecting an agreed business model and prevailing market conditions. As part of such discussion, the parties shall assign appropriate personnel to determine the technical feasibility and requirements associated with deploying the V-Card service using DIRECTV's advanced settop receivers. It is anticipated that the initial version of the V-Card service shall utilize Company-supplied and produced video objects and template messages. Subsequent versions will offer users, to the extent technically feasible and commercially practical, an increased ability to customize and personalize their V-Cards. As part of their service relationship, the parties agree to discuss processes that will allow DIRECTV customers to send V-Cards to other V-Card enabled DIRECTV subscribers as well as V-Card users outside the DIRECTV system. The parties also agree to discuss the deployment of other Company interactive applications over the DIRECTV system such as "Crayola Kids" and the Company's Video-on-Demand service.

        10. Consistent with and limited by its fiduciary responsibilities to the shareholders of XM Satellite Radio, Inc. ("XM Radio"), and recognizing that DIRECTV does not control XM Radio, DIRECTV shall undertake in good faith to induce XM Radio to negotiate with Company for the distribution of an audio service owned by the Company or a subsidiary.

        11. The parties' good faith obligations to negotiate an agreement as set forth in items 1 and 4 above shall expire on December 31, 2002. The parties' good faith obligations as set forth in item 2 and the parties' good faith obligations as set forth in item 5 above shall expire on December 31, 2003, and the parties' obligations set forth in item 3 above shall expire on December 31, 2003, provided that, as to items 2 and 4, DIRECTV and NIC have not reached an agreement as to item 2 and/or the Company and DIRECTV have not reached an agreement as to item 4.

        7. This Side Letter shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any provisions relating to conflict of laws.

        8. Provided that the parties have acted in good faith, the failure by the parties to reach an agreement in connection with items 1, 2, 4 and 5 above or to reach an agreement as to the term of the agreement referenced in item 3 above shall not constitute a breach hereunder or under the Stock Purchase Agreement dated August 20, 2001 by and between the Company and DIRECTV.



                            [SIGNATURE PAGE FOLLOWS]

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                                             Sincerely,

                                             DIRECTV, Inc.

                                             By:  /s/ Michael Thornton
                                                --------------------------------
                                                   Michael Thornton
                                                   Senior Vice President


AGREED TO AND ACCEPTED BY:

CROWN MEDIA HOLDINGS, INC.

By: /s/ Charles Stanford
   --------------------------------
    Name: Charles Stanford
    Title: Executive Vice President